UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2014 (March 21, 2014)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Fee and Leasehold Interests

On March 21, 2014, American Realty Capital Hospitality Trust, Inc. (the “Company”), through wholly owned subsidiaries of its operating partnership, ARC Hospitality Baltimore, LLC (“Baltimore”), ARC Hospitality Providence, LLC (“Providence”), ARC Hospitality Stratford, LLC (“Stratford”) and ARC Hospitality GA Tech, LLC (“GA Tech” and, together with Baltimore, Providence and Stratford, the “Purchasers”) closed on the acquisition by (i) Baltimore of the fee simple interest in the property located at 1000 Aliceanna Street, Baltimore, Maryland (the “Baltimore Courtyard® by Marriott Hotel”), (ii) Providence of the fee simple interest in the property located at 32 Exchange Terrace, Providence, Rhode Island (the “Providence Courtyard® by Marriott Hotel”), (iii) Stratford of the fee simple interest in the property located at 6905 Main Street, Stratford, Connecticut (the “Stratford Homewood Suites® Hotel”) and (iv) GA Tech of the leasehold interest in the property located at 800 Spring Street NW, Atlanta, Georgia (the “Georgia Tech Hotel” and, together with the Baltimore Courtyard® by Marriott Hotel, the Providence Courtyard® by Marriott Hotel and the Stratford Homewood Suites® Hotel, the “Fee and Leasehold Hotels”). The sellers of the Fee and Leasehold Hotels (Barceló Crestline Corporation (“BCC”) and certain of its subsidiaries) are affiliated with Crestline Hotels & Resorts, LLC, the Company’s sub-property manager (the “Sub-Property Manager”), by virtue of their minority ownership interest in the Sub-Property Manager. AR Capital, LLC, the parent of the Company’s sponsor, owns the majority interest in the Sub-Property Manager.

The aggregate purchase price for the Fee and Leasehold Hotels was $101.5 million, exclusive of closing costs, $3.0 million of which is not due until the first anniversary of the closing (the “First Anniversary”) and $0.5 million of which is not due until the second anniversary of the closing (the “Second Anniversary”). The Company funded the purchase price and related closing costs with the Fee and Leasehold Assets Note and the Deutsche Bank Loan (each as defined and described below in Item 2.03 of this Current Report on Form 8-K). Additionally, the sellers of the Fee and Leasehold Hotels are entitled to an earnout payment calculated based upon an earnings target for hotel operations during the second year following the Company’s acquisition of such assets (excluding the Georgia Tech Hotel).

Acquisition of Joint Venture Interests

On March 21, 2014, the Company, through a wholly owned subsidiary of its operating partnership, ARC Hospitality TRS Holding, LLC, closed on the acquisition from BCC of (i) CHRI Blacksburg Hotel (A/H) Minority Holding, LLC’s 24.0% interest in BSE/AH Blacksburg Hotel, L.L.C. (the “Blacksburg Hotel Owner”), which owns a ground leasehold interest in the hotel located at 900 Plantation Road, Blacksburg, Virginia (the “Blacksburg Hilton Garden Inn ® Hotel”); and (ii) CHRI Virginia Beach Hotel (A/H) Minority Holding, LLC’s 30.5323% interest in TCA Black 7 Hotel, L.L.C. (the “Virginia Beach Owner”), which owns the fee simple interest in the hotel located at 4535 Commerce Street, Virginia Beach, Virginia (the “Westin Virginia Beach Hotel” and, together with the Fee and Leasehold Hotels and the Blacksburg Hilton Garden Inn ® Hotel, the “Hotels”).

The aggregate purchase price for the interests in the Blacksburg Hotel Owner and the Virginia Beach Owner was $5.0 million, exclusive of closing costs. The Company funded the purchase price through the JV Note (as defined and described below in Item 2.03 of this Current Report on Form 8-K).

The following table provides information about each of the Hotels:

Hotel Location	Franchise	Brand/Flag	Number of Rooms	Square Feet of Meeting Space	Year Opened	Revenue per Available Room for the year ended December 31, 2013
Baltimore, Maryland	Marriott International	Courtyard®	205	2,250	2000	$118.18
Providence, Rhode Island	Marriott International	Courtyard®	216	3,500	2000	$106.95
Stratford, Connecticut	Hilton Worldwide	Homewood Suites®	135	1,130	2002	$96.54
Atlanta, Georgia	N/A	N/A	252	21,000	2003	$91.94
Virginia Beach, Virginia	Starwood Hotels & Resorts	Westin	236	9,800	2007	$90.94
Blacksburg, Virginia	Hilton Worldwide	Hilton Garden Inn®	137	1,280	2009	$81.30

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Deutsche Bank Loan Agreement

On March 21, 2014, the Company, through indirect wholly owned subsidiaries of its operating partnership, obtained a loan (the “MD/RI Loan”) from German American Capital Corporation (“Lender”) in the amount of $45.5 million, secured by mortgages on the Baltimore Courtyard® by Marriott Hotel and the Providence Courtyard® by Marriott Hotel. The MD/RI Loan provides for monthly interest payments only with all principal outstanding being due on the maturity date, April 6, 2019. The MD/RI Loan bears interest at a stated fixed rate of 4.30% per annum.

The MD/RI Loan may not be prepaid prior to January 6, 2019, other than in respect of certain limited exceptions set forth in the loan agreement. The MD/RI Loan may be prepaid in whole without penalty or fee at any time from and after January 6, 2019. Also, the MD/RI Loan may be defeased in whole or in part from and after the earlier to occur of (i) March 21, 2017 and (ii) the second anniversary following the securitization of the MD/RI Loan upon at least 30 days prior notice to Lender provided that certain customary documentation and other requirements are met. In the event of a default, the lender has the right to exercise its remedies under the MD/RI Loan, including the right to accelerate the payment on any unpaid principal amount of the MD/RI Loan and/or foreclose on the properties.

The operating partnership of the Company (together with AR Capital, LLC and certain individuals) has guaranteed (x) any losses that Lender may incur as a result of the occurrence of certain bad acts of the borrowers, operating lessees and/or the Company’s operating partnership, and (y) the payment of the MD/RI Loan upon the occurrence of certain other significant events, including bankruptcy and transfers in violation of the MD/RI Loan documents. Additionally, the Company (together with AR Capital, LLC and certain individuals) has agreed to indemnify Lender against any environmental liability Lender may incur resulting from environmental issues at the Baltimore Courtyard® by Marriott Hotel or the Providence Courtyard® by Marriott Hotel.

The descriptions of the MD/RI Loan in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the loan agreement and the guaranty. The Company will file the loan agreement and the guaranty with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K.

Fee and Leasehold Assets Note

On March 21, 2014, the Company, through its operating partnership, executed a promissory note (the “Fee and Leasehold Assets Note”) in favor of BCC, the owner of 40% of the membership interests of the Sub-Property Manager, in the amount of approximately $58.1 million. The Fee and Leasehold Assets Note bears interest at a fixed rate of 6.8% per annum, with interest payable monthly in arrears beginning on April 1, 2014; provided that the Company may defer any interest amounts due on a monthly payment date occurring prior to July 7, 2014 (the “Defer Period”); provided, further, that the Company shall pay to BCC all accrued but unpaid interest outstanding on the first monthly payment date to occur after the Defer Period. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on the earlier of (i) within 10 business days after the date that the Company raises $150.0 million in its initial public offering and (ii) March 21, 2024. If the Fee and Leasehold Assets Note has not been repaid prior to the First Anniversary, the Fee and Leasehold Assets Note will be amended and restated such that the principal balance is increased by $3.0 million; and if the Fee and Leasehold Assets Note has not been repaid prior to the Second Anniversary, the Fee and Leasehold Assets Note will be amended and restated such that the principal balance is increased by $0.5 million, in each case with interest payable from the date of the respective amendment and restatement of the Fee and Leasehold Assets Note.

JV Note

On March 21, 2014, the Company, through its operating partnership, executed another promissory note (the “JV Note”) in favor of BCC in the amount of $5.0 million. The JV Note bears interest at a fixed rate of 6.8% per annum, with interest payable monthly in arrears beginning on April 1, 2014; provided, that the Company may defer any interest amounts due during the Defer Period; provided, further, that the Company shall pay to BCC all accrued but unpaid interest outstanding on the first monthly payment date to occur after the Defer Period. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on the earlier of (i) within 10 business days after the date that the Company raises $150.0 million in its initial public offering and (ii) March 21, 2024.

Crestline Note

On March 21, 2014, the Company, through its operating partnership, executed another promissory note (the “Crestline Note” and, together with the Fee and Leasehold Assets Note and the JV Note, the “Notes”) in favor of the Sub-Property Manager in the amount of approximately $1.78 million. The proceeds of the Crestline Note will be used to make certain improvements and upgrades to certain of the Hotels. The Crestline Note bears interest at a fixed rate of 4.5% per annum, with interest payable quarterly in arrears. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on March 21, 2019.

The descriptions of the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Notes. The Company will file the Notes with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K.

Item 8.01. Other Events.

Declaration of Distribution Rate

As previously announced, on February 3, 2014, pursuant to authorization from its board of directors, the Company declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00465753425 per day, based on a per share price of $25.00. The distributions will begin to accrue on April 1, 2014 and will be payable by May 5, 2014. Going forward, distributions will be payable by the fifth day following each month-end to stockholders of record at the close of business each day during the prior month.

Press Release

On March 27, 2014, the Company issued a press release announcing the Company’s acquisition of the Hotels described in Item 2.01 of this Current Report on Form 8-K.

A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: March 27, 2014	By:	/s/ William M. Kahane
William M. Kahane Chief Executive Officer, President and Director